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                                                                 EXHIBIT e(1)(b)

                                 AMENDMENT NO. 1
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                          (CLASS A AND CLASS C SHARES)

         The Master Distribution Agreement (the "Agreement"), dated June 24, 1998 by and between AIM Special Opportunities Funds, a Delaware business trust, with respect to each of the Class A and Class C Shares of each series of shares of beneficial interest as set forth in the Agreement, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   APPENDIX A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS
                          (CLASS A AND CLASS C SHARES)

CLASS A AND CLASS C SHARES

AIM Mid Cap Opportunities Fund
AIM Small Cap Oppourtunities Fund

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: December 7, 1998.


                                       AIM SPECIAL OPPORTUNITIES FUNDS


Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
        ---------------------------        --------------------------------
            Assistant Secretary                      President


(SEAL)

                                       A I M DISTRIBUTORS, INC.



Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
        ---------------------------        --------------------------------
            Assistant Secretary                      President


(SEAL)